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                                                                   EXHIBIT 10.09

                                    Agreement

         THIS AGREEMENT is entered into as of June 1, 1995 between Wilson Financial Corporation, a Florida corporation ("WFC"), and Riverside Group, Inc., a Florida corporation ("RGI").

         In consideration of the mutual covenants herein contained and for other good and valuable consideration hereinafter set forth, the parties hereto agree as follows:

                                   The Advance

         On the date hereof, RGI shall advance to WFC, or at its direction, up to the sum of $500,000, which WFC agrees to repay upon demand by RGI, with interest from the date hereof at a floating rate equal to the Base Rate plus two and one-half percentage points (2.5%). As used herein, the term "Base Rate" means the rate per annum announced from time to time by The First National Bank of Boston at its head office as its Base Rate.

                                   The Option

         WFC hereby grants to RGI the option (the "Option") to acquire up to the number of shares determined as below described (the "Option Shares") of RGI's common stock, $.10 par value per share ("RGI Stock"), at an exercise price of $6.00 per share, payable in cash or by forgiveness of an equivalent amount of the Advance and related interest. The number of the Option Shares at any given time shall be equal to (i) the aggregate unrepaid amount of the Advance and related interest at the time, divided by (ii) the exercise price. The Option may be exercised in whole or in part and from time to time by notice given by RGI to WFC at any time after the date hereof and before all of the Advance and related interest shall have been repaid by WFC.

                  Discretion to Sell RGI Stock on WFC's Behalf

         WFC agrees to deliver to RGI possession of stock certificates representing at least the number of shares of RGI Stock that, when multiplied times the lower of the publicly-traded price per share of RGI Stock or the exercise price of the Option, shall equal or exceed the aggregate unpaid amount of the Advance and related interest. WFC hereby grants RGI irrevocable authority to effect the sale thereof on WFC's behalf at such time, at such prices and on such terms as RGI shall determine in its sole discretion and to apply the proceeds against the Advance. In furtherance of the foregoing, WFC shall constitute RGI and its designees as WFC's attorneys-in-fact to sign all such documents and to take all such actions as they may deem appropriate, and WFC shall itself take all such actions and sign such documents as RGI may request.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by an officer thereunto duly authorized, all as of the date first above written.
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                                     RIVERSIDE GROUP, INC.




                                     By_________________________________




                                     WILSON FINANCIAL CORPORATION




                                     By_________________________________